Exhibit 99.2

FEDERAL-MOGUL CORPORATION

Unaudited Pro Forma Consolidated Balance Sheet

	December 31, 2012
	As Reported	Disposition(a)		Pro Forma
	(Millions of Dollars)
ASSETS
Current assets:
Cash and equivalents	$467	$(42	)(b)	$425
Accounts receivable, net	1,396	(7)		1,389
Inventories, net	1,074	(5)		1,069
Prepaid expenses and other current assets	203	(8)		195

Total current assets	3,140	(62)		3,078

Property, plant and equipment, net	1,971	(7)		1,964
Goodwill and other indefinite-lived intangible assets	1,019	(2)		1,017
Definite-lived intangible assets, net	408	—		408
Investments in non-consolidated affiliates	240	—		240
Other noncurrent assets	149	—		149

	$6,927	$(71)		$6,856

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt, including current portion of long-term debt	$94	$—		$94
Accounts payable	751	(9)		742
Accrued liabilities	423	(9)		414
Current portion of pensions and other postemployment benefits liability	47	—		47
Other current liabilities	174	—		174

Total current liabilities	1,489	(18)		1,471

Long-term debt	2,733	—		2,733
Pensions and other postemployment benefits liability	1,362	(10)		1,352
Long-term portion of deferred income taxes	388	—		388
Other accrued liabilities	123	—		123

Shareholders’ equity:
Preferred stock ($.01 par value; 90,000,000 authorized shares; none issued)	—	—		—
Common stock ($.01 par value; 450,100,000 authorized shares; 100,500,000 issued shares; 98,904,500 outstanding shares as of December 31, 2012)	1	—		1
Additional paid-in capital, including warrants	2,150	—		2,150
Accumulated deficit	(559)	(48	)(c)	(607)
Accumulated other comprehensive loss	(850)	5		(845)
Treasury stock, at cost	(17)	—		(17)

Total Federal-Mogul shareholders’ equity	725	(43)		682

Noncontrolling interests	107	—		107

Total shareholders’ equity	832	(43)		789

	$6,927	$(71)		$6,856

FEDERAL-MOGUL CORPORATION

Unaudited Pro Forma Consolidated Statement of Operations

	Year Ended December 31, 2012
	As Reported	Disposition(d)	Pro Forma
	(Millions of Dollars, Except Per Share Amounts)
Net sales	$6,664	$(71)	$6,593
Cost of products sold	(5,753)	79	(5,674)

Gross margin	911	8	919

Selling, general and administrative expenses	(712)	6	(706)
OPEB curtailment gains	51	—	51
Adjustment of assets to fair value	(194)	7	(187)
Interest expense, net	(128)	—	(128)
Amortization expense	(49)	—	(49)
Equity earnings of non-consolidated affiliates	34	—	34
Restructuring expense, net	(26)	—	(26)
Other expense, net	(26)	—	(26)

(Loss) income before income taxes	(139)	21	(118)
Income tax benefit (expense)	29	—	29

Net (loss) income	(110)	21	(89)
Less net income attributable to noncontrolling interests	(7)	—	(7)

Net (loss) income attributable to Federal-Mogul	$(117)	$21	$(96)

Net (Loss) Income Per Common Share Attributable to Federal-Mogul:
Basic	$(1.18)	$0.21	$(0.97)

Diluted	$(1.18)	$0.21	$(0.97)

Weighted average shares outstanding – basic (in millions)	98.9	98.9	98.9
Weighted average shares outstanding – diluted (in millions)	99.4	99.4	99.4

FEDERAL-MOGUL CORPORATION

Unaudited Pro Forma Consolidated Statement of Operations

	Year Ended December 31, 2011
	As Reported	Disposition(d)	Pro Forma
	(Millions of Dollars, Except Per Share Amounts)
Net sales	$6,910	$(90)	$6,820
Cost of products sold	(5,822)	91	(5,731)

Gross margin	1,088	1	1,089

Selling, general and administrative expenses	(689)	6	(683)
OPEB curtailment gains	1	—	1
Adjustment of assets to fair value	(307)	—	(307)
Interest expense, net	(127)	—	(127)
Amortization expense	(48)	—	(48)
Equity earnings of non-consolidated affiliates	37	—	37
Restructuring expense, net	(5)	—	(5)
Other expense, net	(16)	1	(15)

(Loss) income before income taxes	(66)	8	(58)
Income tax expense	(17)	—	(17)

Net (loss) income	(83)	8	(75)
Less net income attributable to noncontrolling interests	(7)	—	(7)

Net (loss) income attributable to Federal-Mogul	$(90)	$8	$(82)

Net (Loss) Income Per Common Share Attributable to Federal-Mogul:
Basic	$(0.91)	$0.08	$(0.83)

Diluted	$(0.91)	$0.08	$(0.83)

Weighted average shares outstanding – basic (in millions)	98.9	98.9	98.9
Weighted average shares outstanding – diluted (in millions)	99.4	99.4	99.4

FEDERAL-MOGUL CORPORATION

Unaudited Pro Forma Consolidated Statement of Operations

	Year Ended December 31, 2010
	As Reported	Disposition(d)	Pro Forma
	(Millions of Dollars, Except Per Share Amounts)
Net sales	$6,219	$(80)	$6,139
Cost of products sold	(5,212)	79	(5,133)

Gross margin	1,007	(1)	1,006

Selling, general and administrative expenses	(684)	5	(679)
OPEB curtailment gains	29	—	29
Adjustment of assets to fair value	(2)	—	(2)
Interest expense, net	(129)	—	(129)
Amortization expense	(49)	—	(49)
Equity earnings of non-consolidated affiliates	32	—	32
Restructuring expense, net	(8)	1	(7)
Other expense, net	(17)	—	(17)

Income before income taxes	179	5	184
Income tax expense	(12)	—	(12)

Net income	167	5	172
Less net income attributable to noncontrolling interests	(6)	—	(6)

Net income attributable to Federal-Mogul	$161	$5	$166

Net Income Per Common Share Attributable to Federal-Mogul:
Basic	$1.63	$0.05	$1.68

Diluted	$1.62	$0.05	$1.67

Weighted average shares outstanding – basic (in millions)	98.9	98.9	98.9
Weighted average shares outstanding – diluted (in millions)	99.4	99.4	99.4

FEDERAL-MOGUL CORPORATION

Notes to the Pro Forma Financial Statements

(a)	To reflect the sale of F-M Sintertech as if the sale occurred on December 31, 2012.

(b)	In connection with the sale, F-M Corp transferred $42 million in cash to Seller, inclusive of 30 million Euro in cash contributed at closing and 2 million Euro of cash on hand.

(c)	Estimated loss on the sale of F-M Sintertech as if sold on December 31, 2012.

(d)	To remove the operating results of F-M Sintertech as if sold on January 1, 2010.